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                                  EXHIBIT 10.2

                            LEASE SCHEDULE #48500-02
                         TO MASTER LEASE AGREEMENT (MLA)
         BY AND BETWEEN FIRSTAR LEASING SERVICES CORPORATION ("LESSEE")
                      AND THE UNDERSIGNED LESSEE ("LESSEE")

A.     LEASE TYPE: NONTAX OPERATING LEASE

B. EQUIPMENT LEASED: Lessee unconditionally accepts all of the Equipment in the attached description.

C.     TOTAL EQUIPMENT COST:  $554,900.00.

D. TERM: The term of this Schedule commences on April 5, 1999, (" Commencement Date") and expires on April 5, 2004 ("Initial Term"). Unless sooner terminated as set forth in the MLA and at Lessor's option, this Schedule shall be renewable as provided in Section G below in its entirety.

E. BASE RENT: As rent for the Equipment described in this Schedule, Lessee shall pay Lessor the sum of $8,267.07 ("Rent") per month in advance from the Commencement Date. The first Rent payment shall be due on April 5, 1999, and the remaining Rent payments shall be due on the same day of every month thereafter during the Initial Term of this Schedule (and any Renewal Term).

F. LOCATION: The Equipment shall be located at 2344 W. Wisconsin Street, Portage, Wisconsin, in the County of Columbia, and shall not be removed therefrom without the prior written consent of Lessor. In the case of Equipment constituting motor vehicles, the Equipment shall be titled and domiciled in the State of Wisconsin, and shall not be retitled or domiciled in any other State without the written consent of Lessor.

G.     LEASE PURCHASE, RENEWAL AND RESALE PROVISIONS.

       (1) First Purchase Option

           On the last date of the Initial Term of the Schedule, Lessee may purchase for cash all (and only all) of the Equipment then covered by the Schedule for a price equal to 40% percent of Original Equipment Cost (as defined below) upon thirty (30) days prior written notice to Lessor.

       (2) First Resale Option

           If Lessee elects not to purchase the Equipment pursuant to subsection
           (a) above, Lessee has the option to sell the Equipment on terms approved by Lessor in writing, unless Lessor, at Lessor's sole discretion, elects to sell the Equipment. In no event shall Lessee sell the Equipment for less than 40% percent of Original Equipment Cost (exclusive of any sales tax and expenses of sale) without Lessor's prior written consent, and in any event, Lessee shall only sell the Equipment upon ten (10) business days prior written notice to Lessor. The Net Sale Proceeds (as defined below) shall be promptly paid to Lessor; provided that (1) if the Net Sale Proceeds exceed 40 percent of Original Equipment Cost, such excess shall be paid to Lessee (after satisfaction of Lessee's obligations relating to the Schedule); and (2) if the Net Sale Proceeds are less than 40 percent of Original Equipment Cost, Lessee shall immediately pay to Lessor in good funds the difference thereof up to a maximum of 12.3 percent of Original Equipment Cost.


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       (3) RENEWAL

           If Lessee does not elect to exercise the purchase or sale options described in subsections (a) or (b) above, then the Schedule will be automatically renewed for a period of twelve (12) months ("First Renewal Term") at a rental payment equal to the Fair Market Value Rental Value of Original Equipment Cost payable monthly in advance. In all other respects, the Schedule shall remain unchanged and in full force and effect.

       (4) ADDITIONAL TERMS AND CONDITIONS

           (a) As used in this Section G: "Original Equipment Cost" shall mean the amount paid for the Equipment by Lessor, including any sales taxes, installation costs, delivery charges and any other costs or expenses paid by Lessor to acquire the Equipment and provide same to Lessee under the MLA (which for the purposes of this Schedule is $554,900.00), and "Net Sale Proceeds" shall mean the gross amount received from the disposition of the Equipment (excluding any sales taxes paid), less all costs paid by Lessor or Lessee to deinstall, store, deliver, reinstall, test and recertify the Equipment, as well as any appraisal or remarketing fees and expenses paid by Lessor to a third party as to the Equipment, plus any attorneys' fees incurred by Lessor.

           (b) Lessee shall pay all taxes, fees, costs, expenses and other charges of any kind incurred by Lessor pertaining to the purchase or resale of the Equipment. Any sale of the Equipment shall be on an "AS IS" AND "WHERE IS" BASIS WITH NO WARRANTIES (EXPRESS OR IMPLIED) AS TO ANY MATTER WHATSOEVER (INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), EXCEPT THAT NO SECURITY INTEREST, LIEN OR ENCUMBRANCE AGAINST SUCH EQUIPMENT HAS BEEN CREATED BY OR THROUGH LESSOR.

           (c) Lessee's ability to renew the Schedule and exercise the purchase option described above are conditioned upon no event of default having occurred under the MLA prior to Lessee's payment of the amount necessary to renew the Schedule or to purchase the Equipment described therein.

           (d) For purposes of federal and state income taxation, Lessee shall be deemed the "owner" of the Equipment and entitled to any tax benefits associated therewith.

H. INSURANCE/STIPULATED LOSS VALUE: Lessor will provide Lessee with its insurance requirements regarding the Equipment separately. The Stipulated Loss Values during the Initial Term (and any Renewal Term) of this Schedule for each unit of Equipment lost, stolen, destroyed or damaged beyond repair ("Stipulated Loss Values") are set forth in Attachment A hereto.

I.     INCORPORATION BY REFERENCE/ORAL MODIFICATIONS: The Master Lease Agreement
       (MLA) executed by Lessee is incorporated herein in its entirety, and Lessee hereby reaffirms all of the representations and warranties contained in said MLA. This Schedule constitutes a separate and independent lease of property from any other Lease Schedule. If any provisions of this Schedule conflict with any provisions of the MLA, the provisions of this Schedule shall prevail. The parties agree this Schedule constitutes a security agreement under Article 9 of the Uniform Commercial Code, and Lessee grants to Lessor a security interest in the Equipment. Lessee agrees that the MLA and this Schedule may only be modified, rescinded or terminated upon the prior written consent of Lessor and Lessee.



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                                      LESSEE:      PENDA CORPORATION

                                      By:/s/Leo E. Waner
                                            VP &CFO
                                            (PRINT OR TYPE NAME AND TITLE)

Accepted at St. Louis Park, Minnesota, this 5th day of April, 1999.

                                      LESSOR:      FIRSTAR LEASING SERVICES
                                                   CORPORATION


                                      By:/s/Thomas D. Russett  VP/Ops. Mgr.
                                                               Title







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